UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

As previously disclosed, Strategic Storage Trust, Inc. (the “Registrant”) retained an investment banking firm and is in the process of exploring certain strategic alternatives. In order to more closely align the interests of the Advisor with the stockholders and provide more clarity to the marketplace relating to the incentive fees (as described in more detail below), the nominating and corporate governance committee and the board of directors of the Registrant recently approved certain revisions to the Registrant’s advisory agreement and the limited partnership agreement of Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership (the “Operating Partnership”), and on March 28, 2014, the Registrant amended and restated such agreements.

Third Amended and Restated Advisory Agreement

The Registrant entered into a Third Amended and Restated Advisory Agreement (the “Advisory Agreement”) with Strategic Storage Advisor, LLC, the Registrant’s advisor (the “Advisor”) and Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership (the “Operating Partnership”), which amends and supersedes the Second Amended and Restated Advisory Agreement (the “Former Advisory Agreement”). This discussion is qualified in its entirety by the terms of the Advisory Agreement, attached hereto as Exhibit 10.1.

The Advisory Agreement has a term of one year, but may be renewed for an unlimited number of successive one-year periods. Either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice. The material changes to the terms of the Advisory Agreement are as follows:

•	the Operating Partnership is now a party to the Advisory Agreement and has provided customary representations and warranties, and the Operating Partnership’s agreement of limited partnership, as amended, is incorporated into the Advisory Agreement, due to certain revisions related to incentive fee provisions detailed further below; and

•	provisions related to various subordinated incentive fees that would be due to the Advisor upon the occurrence of certain events have been removed from the Advisory Agreement and included in the Operating Partnership Agreement (as defined and described in further detail below).

Operating Partnership Agreements

The Registrant entered into a Second Amended and Restated Limited Partnership Agreement (the “Operating Partnership Agreement”) with the Operating Partnership and the Advisor, which amends and supersedes the First Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”). This discussion is qualified in its entirety by the terms of the Operating Partnership Agreement, attached hereto as Exhibit 10.2.

In addition, USA Self Storage Advisor LLC (“REIT I Advisor”), the advisor to Self Storage REIT, LLC (“REIT I”), entered into an amendment to the Agreement of Limited Partnership of USA Self Storage Operating Partnership, LP (the “REIT I OP Agreement Amendment”), and USA SS REIT II Advisor, LLC (“REIT II Advisor”), the advisor to Self Storage REIT II, LLC (“REIT II”), entered into an amendment to the Agreement of Limited Partnership of USA SS REIT II Operating Partnership, L.P. (the “REIT II OP Agreement Amendment”). REIT I and REIT II are each wholly-owned by the Operating Partnership. The REIT I OP Agreement Amendment and the REIT II OP Agreement Amendment entitle REIT I Advisor and REIT II Advisor, respectively, to certain distributions described below in exchange for redemption of their respective ownership of Class B Limited Partnership Units.

The material changes to the Operating Partnership Agreement, REIT I OP Agreement Amendment, and REIT II OP Agreement Amendment are summarized below:

•	the Advisor was granted a special limited partnership interest in the Operating Partnership in connection with moving the incentive fees from the Advisory Agreement to the Operating Partnership Agreement;

•	REIT I Advisor and REIT II Advisor each were granted a special limited partnership interest in the Operating Partnership and became a party to the Operating Partnership Agreement;

•	allocations of profit and loss have been clarified as a result of the special limited partnership interests that have been granted;

•	provisions related to the subordinated incentive fees payable to the Company’s Advisor and previously contained in the Former Advisory Agreement are now included in the Operating Partnership Agreement and characterized as distributions, and certain definitions related to such distributions have been clarified, revised and updated as a result; and

•	after giving effect to the REIT I OP Agreement Amendment and the REIT II OP Agreement Amendment, the various incentive distributions available to the Advisor, REIT I Advisor, and REIT II Advisor are summarized as follows:

•	Subordinated Share of Net Sale Proceeds - payable to the Advisor in cash upon the sale of a property (other than a property originally acquired by REIT I or REIT II) after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The share of net proceeds from the sale of property originally acquired by the Registrant is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders. Payable to REIT I Advisor and REIT II Advisor with respect to properties originally acquired by REIT I or REIT II, respectively, after the original REIT I stockholders or original REIT II stockholders, as applicable, receive a return of capital plus 7% cumulative, non-compounded return. The share of net sale proceeds from the sale of a property originally acquired by REIT I or REIT II is 15% (after the aforementioned stockholder returns are paid);

•	Subordinated Incentive Listing Distribution - payable to the Advisor 180 to 270 days following a listing of the shares on a national securities exchange, based upon the market value of the Registrant’s shares during the 30 day period commencing 180 days after listing, and after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders and is payable in cash, shares of the Registrant’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof. Payable to REIT I Advisor and REIT II Advisor after the original REIT I stockholders or original REIT II stockholders, as applicable, receive a return of capital plus a 7% cumulative, non-compounded return. The distribution share for REIT I Advisor and REIT II Advisor is 15% (after the aforementioned stockholder returns are paid) of the market value attributable to the REIT I and REIT II stockholders;

•

Subordinated Distribution Due Upon Termination - payable to the Advisor (in cash, shares of the Registrant’s stock, units of limited partnership interest in the Operating Partnership, or a combination thereof) 1/3rd within 30 days of the date of involuntary termination of the Advisory Agreement, 1/3rd upon the one year anniversary of such date, and 1/3rd upon the two year anniversary of such date. Calculated based upon appraised value of properties plus assets less liabilities and payable after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15% for the Registrant’s properties, depending on the return levels to the Registrant’s stockholders. Payable to REIT I Advisor and REIT II Advisor 1/3rd within 30 days of the date of involuntary termination of the REIT I Advisory Agreement or REIT II Advisory Agreement, respectively, 1/3rd upon the one year anniversary of such date, and 1/3rd upon the two year anniversary of such date. Calculated based upon appraised value of the REIT I properties and REIT II properties, respectively, plus assets less liabilities attributable to such properties, and payable after the original REIT I stockholders or original REIT II stockholders, as applicable, receive a return of capital plus a 7% cumulative, non-compounded return. The distribution share for REIT I Advisor and REIT II Advisor is 15% (after the aforementioned stockholder returns are paid). Upon a voluntary termination of the Advisory Agreement, the Advisor will not be entitled to receive the Subordinated Distribution Due Upon Termination but instead will be entitled to receive either the Subordinated Share of Net Sale Proceeds, Subordinated Incentive Listing Distribution, or Subordinated Distribution Due Upon Extraordinary Transaction, as appropriate;

•	Subordinated Distribution Due Upon Extraordinary Transaction - payable to the Advisor upon the closing date of an Extraordinary Transaction (generally, the transfer or other disposition of all or substantially all of the business or securities of the Registrant, excluding a sale of the Operating Partnership’s properties); payable in cash, shares of the Registrant’s stock, units of limited partnership in the Operating Partnership, or a combination thereof after the Registrant’s stockholders receive a return of capital plus a 6% cumulative, non-compounded return. The distribution share is either 5%, 10% or 15%, depending on the return levels to the Registrant’s stockholders. Payable to REIT I Advisor and REIT II Advisor after the original REIT I stockholders or original REIT II stockholders, as applicable, receive a return of capital plus a 7% cumulative, non-compounded return. The distribution share for REIT I Advisor and REIT II Advisor is 15% (after the aforementioned stockholder returns are paid) of the transaction amount allocable to the REIT I and REIT II stockholders; and

•	a potential one-time cash distribution to the Advisor upon the occurrence of a liquidity event and achievement of stockholder return thresholds, which payment shall be in an amount up to the aggregate unreturned and unreimbursed capital invested by the Advisor and its affiliates into the Registrant, the Operating Partnership, the Advisor, or affiliates relating in any way to the business organization of the Registrant, the Operating Partnership, or any offering of the Registrant.

The Registrant’s nominating and corporate governance committee and board of directors approved the Advisory Agreement, the Operating Partnership Agreement, the REIT I OP Agreement Amendment, and the REIT II OP Agreement Amendment after extensive analysis of the Former Advisory Agreement and the Former OP Agreement. The Registrant’s nominating and corporate governance committee and board of directors based this approval, in part, upon the following factors: (1) the Former Advisory Agreement would require a significant performance fee payable by the Registrant upon a termination of the Former Advisory Agreement (whether voluntary or involuntary); (2) the Advisor was willing to forego the receipt of this performance fee at the time of a voluntary termination and defer receipt of any such incentive fees until the closing of the applicable liquidity event, in order to more closely align the interests of the Advisor with the stockholders; (3) a belief that the Advisory Agreement, the Operating Partnership Agreement, the REIT I OP Agreement Amendment, and the REIT II OP Agreement Amendment, as revised, will provide more clarity to the marketplace as to when and how each incentive fee would be paid prior to exploring any particular liquidity event; and (4) the inclusion of an incentive distribution due upon the occurrence of an Extraordinary Transaction, as such term is defined in the Operating Partnership Agreement, and various other changes to the incentive provisions, will have the effect of equating as much as possible the incentive distributions payable upon each liquidity event under the governing agreements so that management will not be incentivized to choose one liquidity event over another.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Third Amended and Restated Advisory Agreement

10.2	Second Amended and Restated Limited Partnership Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: March 31, 2014	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer